UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2005

Max Re Capital Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max Re House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 296-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

We have not yet estimated our reserves for Hurricane Wilma, which made landfall in Mexico and Florida in late October 2005. Preliminary information indicates that this storm has caused substantial insured losses, and we expect that we will need to establish appropriate reserves in the fourth quarter of 2005, which will have a corresponding impact on our fourth quarter results of operations. Publicly reported modeling company estimates of the industry loss from this event currently range from $4 billion to $12 billion, although actual industry losses may differ substantially from these preliminary estimates. While it is too early to derive a meaningful estimate of our losses from this event, based on preliminary information, the potential total losses from Hurricane Wilma could be material to our current results of operations, but are not expected to have a material effect on our financial condition.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.

November 4, 2005	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Risk Officer